Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements of Quantum Computing Inc. on Form S-3 [File Numbers: 333-269063, 333-268064, and 333-264518] of our report dated April 1, 2024, relating to the audited financial statements of Quantum Computing, Inc. as of December 31, 2023 and 2022 appearing in the Annual Report on Form 10-K of Quantum Computing Inc., and to all references to our firm included in this Registration Statement.

Certified Public Accountants

Lakewood, CO

April 1, 2024